Exhibit 99.1
Intrawest Reports Fiscal 2015 Third Quarter Results

Denver, Colorado, May 7, 2015 - Intrawest Resorts Holdings, Inc. (NYSE: SNOW), a leading North American mountain resort and adventure company, today reported results for the three and nine months ended March 31, 2015. Fiscal 2015 third quarter results include Blue Mountain which was acquired in September. In the prior year period, the Company’s 50% interest in Blue Mountain was accounted for under the equity method and results included only 50% of Blue’s Adjusted EBITDA and none of Blue’s skier visits or revenue. For comparative purposes, the Company has provided Same Store metrics calculated as if Blue was 100% owned in both periods and on a constant currency basis.
For the Company’s third quarter of fiscal 2015:

•	Net income attributable to Intrawest Resorts Holdings, Inc. was $128.7 million, representing a 17.6% increase compared to the prior year period.

•	Adjusted EBITDA increased 9.9% to $156.4 million compared to the prior year period, or 8.4% on a Same Store basis.

•	Total reportable segment revenue increased 12.7% to $320.3 million compared to the prior year period, or 4.8% on a Same Store basis.

•	Total skier visits increased 26.8% compared to the prior year period, or 2.6% on a Same Store basis.

•	Lift revenue increased 21.1% compared to the prior year period, or 8.2% on a Same Store basis.

•	The Company amended its Term Loan Credit Agreement to reduce its interest rate margin by 75 basis points.

“Overall, we are very pleased with our fiscal third quarter results. We experienced strong growth in our Mountain segment largely due to the power of our season pass and frequency product program, successful pricing initiatives, and the impact of our growth capital investments,” stated Tom Marano, Chief Executive Officer. “While preliminary industry reports indicate an overall decline in skier visits, we drove skier visit growth across all regions and overcame challenging weather conditions.”

Fiscal 2015 Third Quarter Highlights

Below are our comparative results for the three months ended March 31, 2015 as compared to the prior year period:

Consolidated Results

•	Consolidated revenue increased $36.0 million, or 12.6%, to $321.8 million.

•
Net income attributable to Intrawest Resorts Holdings, Inc. improved $19.2 million, or 17.6%, to $128.7 million, or $2.85 per diluted share. This growth was largely a result of improved operating results.

•
Total Adjusted EBITDA increased $14.1 million, or 9.9%, to $156.4 million. The increase was largely driven by the Mountain Segment due to both the inclusion of 100% of Blue Mountain and organic growth in Lift revenue and other guest services revenue.

Mountain Segment

•	Mountain revenue increased $43.0 million, or 20.0%, to $258.1 million, primarily due to the inclusion of revenue from Blue Mountain.

•	On a Same Store basis, Mountain revenue increased $16.4 million, or 6.5%, primarily due to increases in season pass and frequency product revenue and revenue from guest services.

•
Mountain Adjusted EBITDA increased $16.5 million, or 13.9%, to $135.7 million, primarily due to the $43.0 million increase in Mountain revenue, partially offset by an $18.4 million increase in Mountain operating expenses.

•	On a Same Store basis, Mountain Adjusted EBITDA increased $12.6 million, or 9.9%, as the result of revenue growth and strong flowthrough.

Adventure Segment

•	Adventure revenue declined $5.8 million, or 11.5%, to $44.6 million, primarily due to a $5.5 million unfavorable foreign currency translation adjustment.

•	Adventure Adjusted EBITDA decreased $3.4 million, or 17.9%, to $15.4 million, primarily due to a $2.3 million unfavorable foreign currency translation adjustment and a decline at CMH.

•	On a constant currency basis, Adventure Adjusted EBITDA decreased by only $1.1 million, or 5.8%, despite challenging weather conditions at CMH.

Real Estate Segment

•
Real Estate revenue decreased $1.2 million, or 6.6%, to $17.6 million, primarily due to lower sales volume at the Company's vacation club business and an unfavorable foreign currency translation adjustment of $0.5 million.

•	Real Estate Adjusted EBITDA increased $0.9 million, or 22.1%, to $5.2 million, primarily due to a gain on the sale of a parcel of land at Tremblant.

•	On a constant currency basis, Real Estate Adjusted EBITDA increased by $1.1 million, or 26.2%.

Webcast and Earnings Conference Call
The Company will host a conference call via live webcast for investors and other interested parties beginning at 9:00 a.m. Eastern Time on Thursday, May 7, 2015. Participants may access the live webcast by visiting the Company’s investor relations website at ir.intrawest.com. The call can also be accessed by dialing (877) 705-6003 (U.S. and Canada), or (201) 493-6725 for international participants.

The replay of the call will be available from approximately 12:00 p.m. Eastern Time on May 7, 2015 through midnight Eastern Time on May 21, 2015. To access the replay, the domestic dial-in number is (877) 870-5176, the international dial-in number is (858) 384-5517, and the passcode is 13607504. The archive of the webcast will be available on the Company’s website for a limited time.

About Intrawest Resorts Holdings, Inc.
Intrawest is a North American mountain resort and adventure company, delivering distinctive vacation and travel experiences to its customers for over three decades. The Company wholly owns six four-season mountain resorts with approximately 8,000 skiable acres and over 1,130 acres of land available for real estate development. Intrawest’s mountain resorts are geographically diversified across most of North America’s major ski regions, including the Eastern United States, the Rocky Mountains, and Canada. The Company also operates an adventure travel business, the cornerstone of which is Canadian Mountain Holidays, a leading heli-skiing adventure company in North America. Additionally, the Company operates a comprehensive real estate business through which it manages, markets and sells vacation club properties; manages condominium hotel properties; and sells and markets residential real estate. Intrawest Resorts Holdings, Inc. common stock is traded on the New York Stock Exchange (NYSE: SNOW). For more information, visit www.intrawest.com.

Forward-Looking Statements
This press release includes “forward - looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “intend”, “expect”, “estimate”, “plan”, “outlook” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including weakness in general economic conditions; lack of adequate snowfall and unfavorable weather conditions; adverse events that occur during our peak operating periods; our failure to achieve the expected benefits of our recent acquisition and other risks associated with our acquisition strategy; Steamboat Ski & Resort's dependence on subsidized direct air service; risks related to information technology; our potential failure to maintain the integrity of our customer or employee data; risks of foreign currency fluctuations which could reduce the U.S. dollar value of our Canadian earnings; adverse consequences of ongoing legacy litigation or future legal claims; our ability to monetize real estate assets; a partial or complete loss of Alpine Helicopters’ services; the effects of climate change on our business operations; our ability to maintain effective internal control over financial reporting; our substantial leverage, which could adversely affect our ability to raise additional capital to support our growth strategy; risks associated with Fortress’s ownership of a majority of our outstanding common stock and other risks described under the caption “Risk Factors” in Part I - Item 1A., “Risk Factors” in our Annual Report on Form 10-K for the period ended June 30, 2014, filed with the Securities and Exchange Commission (“SEC”) on September 23, 2014, as may be revised in our future SEC filings. We operate in a competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Contact
Investor Relations
Intrawest Resorts Holdings, Inc.
(303) 749-8370
InvestorRelations@intrawest.com

INTRAWEST RESORTS HOLDINGS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2015	2014	2015	2014
Revenue	$321,824	$285,852	$516,999	$468,341
Operating expenses	169,523	157,474	395,864	369,478
Depreciation and amortization	14,767	13,969	44,065	41,111
(Gain) loss on disposal of assets and impairment of real estate	(1,083)	212	(1,126)	632
Loss on remeasurement of equity method investment	—	—	1,454	—
Income from operations	138,617	114,197	76,742	57,120
Interest expense, net	(10,731)	(10,134)	(30,547)	(157,413)
Earnings (loss) from equity method investments	2,452	6,670	(305)	3,127
Loss on extinguishment of debt	—	—	—	(35,480)
Other (expense) income, net	(315)	336	(770)	(644)
Income (loss) before income taxes	130,023	111,069	45,120	(133,290)
Income tax expense (benefit)	230	77	(2,386)	374
Net income (loss)	129,793	110,992	47,506	(133,664)
Income attributable to noncontrolling interest	1,099	1,514	860	860
Net income (loss) attributable to Intrawest Resorts Holdings, Inc.	$128,694	$109,478	$46,646	$(134,524)

Weighted average shares of common stock outstanding:
Basic	45,143,142	43,791,722	45,070,917	42,509,281
Diluted	45,143,142	43,896,000	45,144,260	42,509,281
Net income (loss) attributable to Intrawest Resorts Holdings, Inc. per share:
Basic	$2.85	$2.50	$1.03	$(3.16)
Diluted	$2.85	$2.49	$1.03	$(3.16)

Statement Concerning Non-GAAP Financial Measures
We use Adjusted EBITDA as a measure of our operating performance. Adjusted EBITDA is a supplemental non-GAAP financial measure.
Our board of directors and management team focus on Adjusted EBITDA as a key performance and compensation measure. Adjusted EBITDA assists us in comparing our performance over various reporting periods because it removes from our operating results the impact of items that our management believes do not reflect our core operating performance. The compensation committee of our board of directors will determine the annual variable compensation for certain members of our management team, based in part, on Adjusted EBITDA.
Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. There are limitations to using non-GAAP measures such as Adjusted EBITDA. Although we believe that Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies in our industry may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA to compare the performance of those companies to our performance. Adjusted EBITDA should not be considered as a measure of the income generated by our business or discretionary cash available to us to invest in the growth of our business. Our management compensates for these limitations by reference to our GAAP results and using Adjusted EBITDA as a supplemental measure.

Mountain Segment (dollars in thousands)

	Three Months Ended March 31,		Change		Nine Months Ended March 31,		Change
	2015	2014	$	%	2015	2014	$	%
Skier Visits	3,131,311	2,470,295	661,016	26.8%	3,990,092	3,212,582	777,510	24.2%
Revenue per Visit	$82.42	$87.07	$(4.65)	(5.3)%	$85.94	$88.67	$(2.73)	(3.1)%
ETP	$42.65	$44.65	$(2.00)	(4.5)%	$42.37	$43.86	$(1.49)	(3.4)%
RevPAR	$114.97	$113.25	$1.72	1.5%	$73.41	$64.83	$8.58	13.2%
ADR	$177.86	$175.07	$2.79	1.6%	$164.18	$161.65	$2.53	1.6%

Mountain revenue:
Lift	$133,550	$110,291	$23,259	21.1%	$173,091	$144,898	$28,193	19.5%
Lodging	25,065	19,210	$5,855	30.5%	48,538	36,667	$11,871	32.4%
Ski School	23,391	20,825	$2,566	12.3%	31,762	27,950	$3,812	13.6%
Retail and Rental	30,599	25,038	$5,561	22.2%	51,796	41,944	$9,852	23.5%
Food and Beverage	31,426	27,469	$3,957	14.4%	50,294	42,490	$7,804	18.4%
Other	14,061	12,251	$1,810	14.8%	33,579	30,374	$3,205	10.6%
Total Mountain revenue	$258,092	$215,084	$43,008	20.0%	$389,060	$324,323	$64,737	20.0%

Mountain Adjusted EBITDA	$135,721	$119,173	$16,548	13.9%	$114,194	$100,027	$14,167	14.2%

Mountain Segment Same Store

	% Change in the Three Months Ended March 31, 2015		% Change in the Nine Months Ended March 31, 2015
	As Reported	Same Store	As Reported	Same Store
Skier Visits	26.8%	2.6%	24.2%	1.4%
Revenue per Visit	(5.3)%	3.9%	(3.1)%	4.6%
ETP	(4.5)%	5.5%	(3.4)%	5.5%
RevPAR	1.5%	9.5%	13.2%	17.0%
ADR	1.6%	7.1%	1.6%	16.0%

Mountain revenue:
Lift	21.1%	8.2%	19.5%	6.9%
Lodging	30.5%	2.9%	32.4%	4.4%
Ski School	12.3%	7.8%	13.6%	9.1%
Retail and Rental	22.2%	7.5%	23.5%	9.1%
Food and Beverage	14.4%	2.1%	18.4%	3.1%
Other	14.8%	4.3%	10.6%	2.2%
Total Mountain revenue	20.0%	6.5%	20.0%	6.0%
Mountain Adjusted EBITDA	13.9%	9.9%	14.2%	8.8%

Adventure Segment (dollars in thousands)

	Three Months Ended March 31,		Change		Nine Months Ended March 31,		Change
	2015	2014	$	%	2015	2014	$	%

Adventure revenue	$44,579	$50,376	$(5,797)	(11.5)%	$77,437	$84,409	$(6,972)	(8.3)%
Adventure Adjusted EBITDA	$15,449	$18,815	$(3,366)	(17.9)%	$12,767	$18,183	$(5,416)	(29.8)%

Real Estate Segment (dollars in thousands)

	Three Months Ended March 31,		Change		Nine Months Ended March 31,		Change
	2015	2014	$	%	2015	2014	$	%

Real Estate revenue	$17,635	$18,876	$(1,241)	(6.6)%	$47,858	$46,047	$1,811	3.9%
Real Estate Adjusted EBITDA	$5,221	$4,277	$944	22.1%	$9,457	$7,420	$2,037	27.5%

Total Reportable Segment Revenue and Adjusted EBITDA (dollars in thousands)

	Three Months Ended March 31,		Change		Nine Months Ended March 31,		Change
	2015	2014	$	%	2015	2014	$	%

Total reportable segment revenue	$320,306	$284,336	$35,970	12.7%	$514,355	$454,779	$59,576	13.1%
Total Adjusted EBITDA	$156,391	$142,265	$14,126	9.9%	$136,418	$125,630	$10,788	8.6%

The following table presents consolidated revenue, net income (loss) reconciled to Adjusted EBITDA, and Adjusted EBITDA by segment (dollars in thousands):

	Three Months Ended March 31,		Nine Months Ended March 31,
	2015	2014	2015	2014
Revenue:
Mountain
Lift	$133,550	$110,291	$173,091	$144,898
Lodging	25,065	19,210	48,538	36,667
Ski School	23,391	20,825	31,762	27,950
Retail and Rental	30,599	25,038	51,796	41,944
Food and Beverage	31,426	27,469	50,294	42,490
Other	14,061	12,251	33,579	30,374
Total Mountain revenue	258,092	215,084	389,060	324,323
Adventure revenue	44,579	50,376	77,437	84,409
Real Estate revenue	17,635	18,876	47,858	46,047
Total reportable segment revenue	320,306	284,336	514,355	454,779
Legacy, non-core and other revenue	1,518	1,516	2,644	13,562
Total revenue	$321,824	$285,852	$516,999	$468,341

Net income (loss) attributable to Intrawest Resorts Holdings, Inc.	$128,694	$109,478	$46,646	$(134,524)
Legacy and other non-core expenses, net	837	1,103	2,744	5,342
Other operating expenses	2,464	4,569	7,462	8,070
Depreciation and amortization	14,767	13,969	44,065	41,111
(Gain) loss on disposal of assets and impairment of real estate	(1,083)	212	(1,126)	632
Loss on remeasurement of equity method investments	—	—	1,454	—
Interest income, net	(84)	136	(172)	(1,268)
Interest expense on third party debt	11,742	11,031	33,723	42,174
Interest expense on notes payable to affiliates	—	—	—	119,858
(Earnings) loss from equity method investments	(2,452)	(6,670)	305	(3,127)
Pro rata share of Adjusted EBITDA related to equity method investments	1,386	9,327	3,337	11,410
Adjusted EBITDA attributable to noncontrolling interest	(1,420)	(2,108)	(1,160)	(1,276)
Loss on extinguishment of debt	—	—	—	35,480
Other expense (income), net	211	(373)	666	514
Income tax expense (benefit)	230	77	(2,386)	374
Income attributable to noncontrolling interest	1,099	1,514	860	860
Total Adjusted EBITDA	$156,391	$142,265	$136,418	$125,630

Mountain Adjusted EBITDA	$135,721	$119,173	$114,194	$100,027
Adventure Adjusted EBITDA	15,449	18,815	12,767	18,183
Real Estate Adjusted EBITDA	5,221	4,277	9,457	7,420
Total Adjusted EBITDA	$156,391	$142,265	$136,418	$125,630